QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS
OF METROPCS COMMUNICATIONS, INC.

Dated as of January 1, 2006

        These Second Amended and Restated Bylaws (the "Bylaws") of MetroPCS Communications, Inc., a Delaware corporation (the "Corporation"), are dated as of January 1, 2006 and provide as follows:

        Pursuant to the Certificate of Incorporation of the Corporation (as the same may be amended from time to time, the "Certificate of Incorporation"), upon the Class A Voting Termination Event (as defined below), each share of Class A Common Stock, par value $0.0001 per share ("Class A Common Stock") was converted into one share of Common Stock, par value $0.0001 per share ("Standard Common Stock"). As used herein, a "Class A Voting Termination Event" shall have the meaning ascribed to such term in the Second Amended and Restated Stockholders Agreement, dated as of August 30, 2005, by and between the Corporation and the stockholders named therein (as such agreement may be supplemented, amended or restated from time to time, the "Stockholders Agreement"). The Board of Directors of the Corporation desires to amend and restate the Bylaws to reflect the occurrence of the Class A Voting Termination Event.

        The provisions of these Bylaws shall be subject to the applicable provisions of the Certificate of Incorporation or the Stockholders Agreement, such that the provisions of the Certificate of Incorporation or the Stockholders Agreement shall control if any provisions of these Bylaws are inconsistent or contradictory thereto. The amended and restated Bylaws of the Corporation dated August 3, 2005 are amended and restated by these Bylaws in their entirety.

ARTICLE I

OFFICES

        1.     The registered office of the Corporation shall be the registered office named in the Certificate of Incorporation or such other place as shall be determined by the Board.

        2.     The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

        1.     All meetings of the stockholders for the election of directors shall be held at such time and place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        2.     Annual meetings of stockholders, commencing with the year 2005, shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

        3.     Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting.

        4.     The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        5.     Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president of the Corporation and shall be called by the president or secretary of the Corporation at the request in writing of (a) a majority of all of the directors then in office or (b) the holders of issued and outstanding capital stock of the Corporation having not less than a majority of the votes of the capital stock of the Corporation entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

        6.     Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

        7.     Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

        8.     The stockholders holding issued and outstanding capital stock of the Corporation having not less than a majority of the votes of the capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        9.     When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Delaware statutes, the Certificate of Incorporation or the Stockholders Agreement, a different vote is required, in which case such express provision shall govern and control the decision of such question.

        10.   Unless otherwise provided in the Certificate of Incorporation or the Stockholders Agreement, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

        11.   Unless otherwise provided in the Certificate of Incorporation or the Stockholders Agreement, the provisions of this Section 11 shall apply to the nominations of directors to the Board of Directors. Nominations for election to the Board of Directors must be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations, other than those made by the Board of Directors of the Corporation must be preceded by notification in writing received by the secretary of the Corporation not less than twenty (20) days nor more than sixty (60) days prior to any meeting of stockholders called for the election of directors. Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

          (a)   the name, age, citizenship, residence, address, and business address of each proposed nominee and of each such person;

          (b)   the principal occupation or employment, and the name, type of business and address of the Corporation or other organization in which such employment is carried on, of each proposed nominee and of each such person;

          (c)   the amount of stock of the Corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person;

          (d)   a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the Corporation will or may be a party; and

          (e)   all information required by the Corporation's director questionnaire then in use by the Corporation for its directors and officers, a copy of which shall be available at the offices of the Corporation.

        The presiding officer of the meeting shall have the authority to determine and declare to the meeting that a nomination not preceded by notification made in accordance with the foregoing procedure shall be disregarded.

        12.   At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in these Bylaws, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in these Bylaws.

        For business to be properly brought before any meeting by a stockholder pursuant to clause (c) of this Section 12, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than twenty (20) days nor more than sixty (60) days prior to the date of the meeting. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf of the proposal is made and (iv) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

        Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 12. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 12, and if such person should so determine, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 12.

        Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action permitted or required by law, the Certificate of Incorporation or these Bylaws to be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than a unanimous written consent shall be given by the secretary to those stockholders who have not consented in writing.

        13.   Effective upon (a) the closing of the Corporation's initial public offering of securities pursuant to a registration statement filed under the Securities Act of 1933, as amended, or (b) the Corporation becoming subject to the reporting requirements of Section 12(g) of the Securities Exchange Act of 1934, the stockholders of the Corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting.

ARTICLE III

DIRECTORS

        1.     Except as otherwise provided in the Stockholders Agreement, the number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting of the stockholders; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. Except as provided in Section 2 of this Article, the directors shall be elected at the annual meeting of the stockholders, in accordance with the Certificate of Incorporation or the Stockholders Agreement, and each director elected shall hold office until his successor is elected and qualified, unless he shall resign, become disqualified or disabled, or otherwise be removed. Directors need not be stockholders.

        2.     Except as otherwise provided in the Stockholders Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of all directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

        3.     The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

        4.     The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

        5.     The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

        6.     Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

        7.     Special meetings of the Board of Directors may be called by the president on two (2) days' written notice to each director by mail or forty-eight (48) hours' notice to each director either personally or by facsimile, telegram or electronic mail; special meetings shall be called by the president or secretary of the Corporation in like manner and on like notice on the written request of two directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the president or secretary of the Corporation in like manner and on like notice on the written request of the sole director.

        8.     At all meetings of the Board of Directors a majority of all directors then serving in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or the Stockholders Agreement. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        9.     Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

        10.   Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

        11.   The Board of Directors may, by resolution passed by a majority of all of the directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

        In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

        Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the Bylaws of the Corporation, or amending the Stockholders Agreement; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

        12.   Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

        13.   Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director payable in cash, stock, stock options, or other compensation or a combination thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation and reimbursement of expenses for attending committee meetings.

REMOVAL OF DIRECTORS

        14.   Unless otherwise restricted by the Certificate of Incorporation, these Bylaws or the Stockholders Agreement, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

RESIGNATIONS OF DIRECTORS OR COMMITTEE MEMBERS

        15.   Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chief executive officer or secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

FCC ELIGIBLITY—DIRECTORS

        16.   In order to enable the Corporation to establish that existing and proposed directors are eligible to be directors of the Corporation under applicable law, the officers of the Corporation, to the extent necessary, shall obtain from each existing and proposed director information relating to the citizenship and foreign affiliations, if any, of the director and such other information regarding the director as is reasonable to ensure the Corporation is in compliance with applicable law.

ARTICLE IV

NOTICES

        1.     Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice (except as provided in Section 8 of Article III of these Bylaws), but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given personally or by telegram, facsimile or electronic mail.

        2.     Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE V

OFFICERS

        1.     The officers of the Corporation shall be chosen by the Board of Directors and shall include a president, chief financial officer, treasurer and secretary and may include such additional officers as may from time to time be authorized by these Bylaws. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board in accordance with the Certificate of Incorporation, the Stockholders Agreement, and these Bylaws. The Board of Directors may also choose one or more vice-presidents, assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

        2.     The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose a president, chief financial officer, treasurer and secretary and may include such additional officers as may from time to time be authorized by these Bylaws.

        3.     The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

        4.     The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

        5.     Each officer of the Corporation shall hold office until such officer's successor is elected or appointed by the Board of Directors and shall qualify or until such officer's death, resignation or removal in the manner hereinafter provided. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chief executive officer or secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of directors comprising the whole Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

THE CHAIRMAN OF THE BOARD

        6.     The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

        7.     In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

THE PRESIDENT AND VICE-PRESIDENTS

        8.     The president shall be the chief executive officer of the Corporation; and, in the absence of the Chairman and Vice Chairman of the Board, he shall preside at all meetings of the stockholders and the Board of Directors; he shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

        9.     The president or any vice president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

        10.   In the absence of the president or in the event of his inability or refusal to act, the vice-president, if any (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors or in the absence of any designation, then in the order of their election), shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

CHIEF FINANCIAL OFFICER

        11.   The chief financial officer of the Corporation, if any, shall have responsibility for the general executive charge, management and control of the financial affairs and business of the Corporation and, jointly with the treasurer of the Corporation, shall have custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as from time to time may be designated in these Bylaws or assigned to him by the Board of Directors. He shall perform all acts incident to the position of chief financial officer, subject to the control of the chief executive officer and the Board of Directors. If required by the Board of Directors, the chief financial officer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the chief financial officer's office and for the restoration to the Corporation, in case of the chief financial officer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

THE SECRETARY AND ASSISTANT SECRETARIES

        12.   The secretary shall attend all meetings of the Board of Directors, all meetings of committees of the Board of Directors, and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

        13.   The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

        14.   The treasurer, jointly with the chief financial officer, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the treasurer's office and for the restoration to the Corporation, in case of the treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

        15.   The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of the treasurer's inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

CERTIFICATE OF STOCK

        1.     Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the chairman or vice-chairman of the Board of Directors, or the president or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

        Certificates may be issued for partly-paid shares and in such case upon the face or back of the certificates issued to represent any such partly-paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

        If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, and preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, and preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

        2.     Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

        3.     The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFER OF STOCK

        4.     Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

        5.     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

        6.     The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

        1.     Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.

        2.     Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

        3.     All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

        4.     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SEAL

        5.     The Board of Directors may adopt a corporate seal having inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

FCC ELIGIBILITY—STOCKHOLDERS

        6.     In order to enable the Corporation to establish that existing and proposed stockholders are eligible to be stockholders of the Corporation under applicable law, the officers of the Corporation, to the extent necessary, shall obtain from each existing and proposed stockholder information relating to the citizenship and the extent, if any, of the foreign ownership of the stockholder, and such other information regarding the stockholder as is reasonable to ensure the Corporation is in compliance with applicable law.

ARTICLE VIII

AMENDMENTS

        1.     These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors, respectively, if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal these Bylaws.

CERTIFICATE OF SECRETARY

OF

METROPCS COMMUNICATIONS, INC.

                        , 200

        The undersigned,                        , hereby certifies that he is the duly elected and acting Secretary of MetroPCS Communications, Inc., a Delaware corporation (the "Corporation"), and that the Bylaws attached hereto constitute the Bylaws of said Corporation as duly adopted by Resolution of the Board of Directors effective as of                        , 200            .

        IN WITNESS WHEREOF, this Certificate of Secretary is executed to be effective as of the day and year first above written.

, Secretary

QuickLinks

SECOND AMENDED AND RESTATED BYLAWS OF METROPCS COMMUNICATIONS, INC.
Dated as of January 1, 2006
ARTICLE I OFFICES
ARTICLE II MEETINGS OF STOCKHOLDERS
ARTICLE III DIRECTORS
MEETINGS OF THE BOARD OF DIRECTORS
COMMITTEES OF THE BOARD OF DIRECTORS
COMPENSATION OF DIRECTORS
REMOVAL OF DIRECTORS
RESIGNATIONS OF DIRECTORS OR COMMITTEE MEMBERS
FCC ELIGIBLITY—DIRECTORS
ARTICLE IV NOTICES
ARTICLE V OFFICERS
THE CHAIRMAN OF THE BOARD
THE PRESIDENT AND VICE-PRESIDENTS
CHIEF FINANCIAL OFFICER
THE SECRETARY AND ASSISTANT SECRETARIES
THE TREASURER AND ASSISTANT TREASURERS
ARTICLE VI CERTIFICATE OF STOCK
LOST CERTIFICATES
TRANSFER OF STOCK
FIXING RECORD DATE
REGISTERED STOCKHOLDERS
ARTICLE VII GENERAL PROVISIONS
DIVIDENDS
CHECKS
FISCAL YEAR
SEAL
FCC ELIGIBILITY—STOCKHOLDERS
ARTICLE VIII AMENDMENTS